Exhibit 99.1

NATIONAL COAL CORP. COMPLETES $55 MILLION HIGH YIELD DEBT OFFERING

Company Will Use a Portion of Funds to Finance New Growth

Knoxville, Tenn. – (December 30, 2005) – National Coal Corp. (Nasdaq: NCOC), a Central Appalachian coal producer, has completed a $55 million high yield debt offering of notes bearing 10.5% interest due in 2010, and common stock purchase warrants.

The offering is the Company’s largest and most significant financing transaction , and will provide working capital to support the Company’s business plan which has, in the past, relied heavily on the development of undeveloped reserves acquired in Kentucky and Tennessee. This strategy has worked well for National Coal, as evidenced by the Company’s sequential quarterly growth since its inception in 2003.

In 2004, the Company raised approximately $38 million through the sale of debt and equity securities and under its credit facility, the proceeds of which were used to fuel the Company’s acquisitions and operational improvements. Jon Nix, President, CEO and Chairman of the Board for National Coal, expects the proceeds of the offering will generate similar growth. “Our 2004 financing transactions strengthened the Company’s balance sheet and created opportunities by optimizing the value of our assets. I am confident the proceeds of this offering will produce similar results,” said Mr. Nix.

The offering consisted of the sale of 55,000 Units, comprised of $55,000,000 aggregate principal amount of 10.5% Senior Secured Notes due 2010 and 55,000 Warrants to purchase a total of 1,732,632 shares of the Company’s common stock. Each Unit consists of one $1,000 principal amount Note and one Warrant, which will entitle the holder to purchase 31.5024 shares of Company common stock at an exercise price of $8.50 per share, subject to adjustment. The Warrants will be exercisable at any time on or after their first anniversary date and will expire on December 15, 2010.

Net proceeds from this sale will be approximately $52 million. National Coal intends to use approximately $22.8 million to repay an outstanding credit facility and other existing indebtedness; approximately $7.8 million to collateralize reclamation bonds for existing and new mines; and approximately $21.4 million for general corporate purposes, including the expansion of mining operations and the opening of additional mines that are already permitted.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Units, Notes, Warrants, or common stock issuable upon the exercise of the Warrants described herein. The Units, Notes, Warrants and common stock issuable upon the exercise of the Warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

8915 George Williams Rd.    Knoxville, TN 37923    865-690-6900 (phone)    865-691-9982 (fax)    www.nationalcoal.com

About National Coal Corp.

Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly-owned subsidiary, National Coal Corporation, is engaged in coal mining in Eastern Tennessee and Southeastern Kentucky. National Coal employs more than 200 people and produces coal from two mines in Tennessee and four in Kentucky. For more information, visit www.nationalcoal.com.

Information about Forward Looking Statements

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. Examples of forward looking-statements include the Company’s expectations of future growth and the impact of the offering proceeds on the company and its operations. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: (i) the worldwide demand for coal; (ii) the price of coal; (iii) the price of alternative fuel sources; (iv) the supply of coal and other competitive factors; (v) the costs to mine and transport coal; (vi) the ability to obtain new mining permits; (vii) the costs of reclamation of previously mined properties; (viii) the risks of expanding coal production; (ix) the ability to bring new mining properties on-line on schedule; (x) industry competition; (xi) our ability to continue to execute our growth strategies; and (xii) general economic conditions. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission including the Company’s most recently filed Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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